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                                                                   Exhibit 10.17

                                    ANNEX I-A

This Annex I-A forms a part of the Master Repurchase Agreement dated as of March 20, 2002 (the "Repurchase Agreement") between LIQUID FUNDING, LTD. ("Buyer") and LNR CMBS HOLDINGS CORP. (the "Seller"). This Annex I-A shall apply to Transactions in which Liquid Funding, Ltd. is the Buyer of certain subordinated commercial mortgage-backed securities ("CMBS") issued by securitization trusts (each a "Trust") with respect to pools of commercial mortgage loans, which pools qualify under sections 860A through 860G of the Internal Revenue Code as real estate mortgage investment conduits ("REMIC"), from Seller in accordance with the terms described below (each, a "CMBS Transaction"). For the avoidance of doubt, all CMBS Transactions between Seller and Buyer will be subject to the Repurchase Agreement, Annex I, this Annex I-A (including each Terms Annex issued hereunder), and each confirmation under the Repurchase Agreement (collectively, the "Agreement") and each purchased CMBS shall constitute a Purchased Security under this Agreement. If there is any inconsistency between the Repurchase Agreement, a confirmation under the Repurchase Agreement, Annex I and this Annex I-A, this Annex I-A (including each Terms Annex issued hereunder) shall control. Each CMBS Transaction shall constitute a sale by Seller to Buyer of the related CMBS. Capitalized terms used but not defined in this Annex I-A shall have the meanings ascribed to them in the Repurchase Agreement or Annex I, as applicable.

1.   Definitions.

     "Amount of Transactions" shall mean the aggregate of all Purchase Prices paid for all Purchased Securities hereunder and not repaid to the Buyer.

     "Business Day" shall mean each day on which commercial banks in New York City and the New York Stock Exchange are open for business.

     "Buyer's Margin Ratio" shall mean, with respect to each Purchased Security, the Buyer's Margin Ratio determined in accordance with the applicable Terms Annex.

     "Margin Deficit Amount" shall mean, when referring to CMBS Transactions with respect to a Terms Annex under the Agreement, the amount, if any, by which the aggregate of the Repurchase Prices for all Purchased Securities covered by that Terms Annex exceeds the aggregate of the products of (a) the applicable Buyer's Margin Ratio and (b) the Market Value of each Purchased Security covered by that Terms Annex.

     "Margin Excess Amount" shall mean, when referring to CMBS Transactions with respect to a Terms Annex under the Agreement, the amount, if any, by which the aggregate of the Repurchase Prices for all Purchased Securities covered by that Terms Annex is less than the aggregate of the products of (a) the applicable Buyer's Margin Ratio and (b) the Market Value of each Purchased Security covered by that Terms Annex.

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     "Market Value" shall mean with respect to all Purchased Securities, the market value determined by Buyer daily in its sole discretion acting in good faith.

     "Maximum Amount" shall have the meaning set forth in the applicable Terms Annex.

     "Purchased Security" shall mean all Securities transferred by Seller to Buyer in a Transaction under the Agreement that have not been repurchased or liquidated pursuant to this Agreement. The term "Purchased Security" with respect to any Transaction also shall include CMBS delivered pursuant to Paragraph 4(a) of the Repurchase Agreement.

     "Terms Annex" means each Terms Annex attached hereto setting out certain additional terms applicable to Transactions hereunder.

2. (a) Buyer and Seller may enter into certain CMBS Transactions, subject to the terms of the Agreement, including the applicable Terms Annex. Each CMBS Transaction shall be subject to the approval of Buyer in its sole discretion. Each CMBS Transaction shall constitute a Transaction under the Repurchase Agreement. The aggregate amount of CMBS Transactions with respect to a Terms Annex outstanding at any time shall not exceed the Maximum Amount set forth in such Terms Annex. The transfer of each Purchased Security by Seller to Buyer under the Agreement shall constitute a separate Transaction and be subject to the terms and conditions set forth in the Agreement. The Purchase Price, Buyer's Margin Ratio and Pricing Rate for each Transaction with respect to a Terms Annex shall be determined in accordance with such Terms Annex.

     (b) Each offer by Seller to sell Securities to Buyer in a CMBS Transaction
     (i) shall disclose any confidentiality agreement or other agreement that might prevent Seller from disclosing or limit Seller's ability to disclose information with respect to the Security subject to such offer to Buyer and
     (ii) shall include a copy of any and all such agreements. Seller shall use commercially reasonable efforts to add Buyer, any entity designated by Buyer and any transferee of an interest in such Security from any of the foregoing as permitted recipients of any information which Seller receives or has the right to receive in respect of any Purchased Security. Prior to the Purchase Date, Seller shall provide Buyer with any form of confidentiality agreement that is required to be used in connection with providing Buyer with such information, which confidentiality agreement(s) Buyer shall execute prior to receiving any such confidential information from Seller.

3. All Purchased Securities with respect to CMBS Transactions under a Terms Annex shall be repurchased by Seller on the Termination Date set forth in such Terms Annex notwithstanding that a Confirmation may state a Repurchase Date other than such Termination Date set forth in such Terms Annex; provided, however if Buyer, in its sole discretion, enters into new CMBS Transactions with respect to such Terms Annex (including, without limitation, "rolling" any outstanding CMBS Transactions) after such date, the Agreement shall continue to control such CMBS Transactions.

4. On the Termination Date set forth in a Terms Annex, all Repurchase Prices and other amounts owed by Seller with respect to all CMBS Transactions under such Terms Annex

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     will be due and payable and Seller shall pay all such amounts to Buyer.
     Further, subject to Buyer's rights under Section 12 of this Annex I-A, Buyer shall transfer to Seller, concurrently with the payment by Seller of all Repurchase Prices and other amounts owed by Seller with respect to all CMBS Transactions under such Terms Annex on or prior to the Termination Date, all Additional Purchased Securities (including cash) covered by such terminated Terms Annex without further consideration or payment therefore, provided that no such transfer shall occur if any Event of Default with respect to Seller has occurred and is continuing under the Repurchase Agreement, any Margin Deficit Amount exists under any Terms Annex or there are any obligations then due and owing from Seller to Buyer under any other Transaction under the Repurchase Agreement with respect to such Terms Annex.

5.   Intentionally Omitted.

6. Paragraphs 4(a), 4(b) and 4(c) of the Repurchase Agreement are deleted and the following paragraphs are substituted therefor:

          "(a) Notwithstanding anything in the Agreement to the contrary, if on any day there is a Margin Deficit Amount, Buyer may by notice to Seller require Seller to (i) transfer to Buyer sufficient cash or additional securities acceptable to Buyer in its sole discretion, which cash or additional securities shall constitute Additional Purchased Securities within the meaning of Paragraph 2(b) of the Repurchase Agreement, and/or (at Seller's election), in the alternative (ii) pay such amount of the Purchase Price so that, after such transfer(s) and/or payment of Purchase Price, there is no Margin Deficit Amount, provided that any such payment of the Purchase Price shall be considered an early termination of a CMBS Transaction and be subject to the payment of an Exit Fee with respect to such amount paid by the Seller to the Buyer as provided in the applicable Terms Annex and as described in the following sentence. The amount of any such payment under Section 4(a)(ii) which shall be subject to an Exit Fee shall be determined by use of the following formula:

                    P - [5%(APP) - PP] = X

                    If X ** 0, no Exit Fee shall apply.

                    If X * 0, Seller shall pay an Exit Fee on the amount equal to X.

          For purposes of calculating the amount of any such payment under
          Section 4(a)(ii) which shall be subject to an Exit Fee: (1) "P" shall mean the amount of such payment being made by Seller pursuant to
          Section 4(a)(ii) with respect to Transactions under such applicable Terms Annex; (2) "APP" shall mean the aggregate outstanding Purchase Prices for all Transactions under such applicable Terms Annex determined as of the day immediately preceding the first such payment under this Agreement by Seller under Section 4(a)(ii) with respect to Transactions under such applicable Terms Annex and as of each one year anniversary thereof (each one year period from such day preceding such payment

* denotes greater than
** denotes less than or equal to

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          date to the anniversary date thereof and each subsequent one year period from each anniversary date to but not including the following anniversary date shall be referred to in this paragraph as a "One (1) Year Period"); and (3) "PP" shall mean the aggregate amount of all previous payments made by Seller pursuant to Section 4(a)(ii) with respect to Transactions under such applicable Terms Annex upon which an Exit Fee was not paid during the applicable One (1) Year Period.

          If Seller is required to transfer Additional Purchased Securities, Seller shall make such transfer by the close of the Federal Reserve wire for money transactions on the date notice is given if such notice is given before 10:00 a.m. (New York time) or, if such notice is given after 10:00 a.m. (New York time), by the close of the Federal Reserve wire for money transactions on the next Business Day.

          (b) Notwithstanding anything in the Agreement to the contrary, if on any day there is a Margin Excess Amount, Seller may by notice to Buyer require Buyer, at Seller's option, to transfer cash or Purchased Securities to Seller, so that, after such transfer(s), there is no Margin Excess Amount.

          (c) If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph 4 at or before the Margin Notice Deadline on any Business Day, the party receiving such notice shall transfer cash or Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Purchased Securities no later than the close of business in the relevant market on the next Business Day following such notice. Buyer or Seller may dispute any notice received under subparagraph (a) or (b) of this Paragraph 4 by providing a notice of dispute to the other party within two (2) Business Days thereof. If no notice of dispute is delivered within two
          (2) Business Day, the notice delivered under subparagraph (a) or (b) of this Paragraph 4 shall be binding upon the parties hereto. If a notice of dispute is delivered within two (2) Business Day, then the parties hereto agree to use good faith efforts to resolve any disputes within three (3) Business Days of such notice; provided however, that the parties shall remain obligated to make margin transfers and/or payments in the time periods set forth in the first and second sentences of this Paragraph 4(c). If the parties cannot resolve any such disputes within three (3) Business Days, Buyer's reasonable good faith determination shall be final. Any transfers that are determined to be appropriate as a result of the resolution of such disputes shall be made within one (1) Business Day of such determination. "

7. Price Differential shall be paid periodically in the manner set out in the applicable Terms Annex. Subject to the last sentence of Paragraph 5 of the Repurchase Agreement, Buyer shall transfer to or credit the account of Seller, all Income with respect to Purchased

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     Securities in accordance with subparagraph (i) of Paragraph 5 of the
     Repurchase Agreement.

8. Seller shall give Buyer notice of any change in the rating of a Purchased Security within two (2) Business Days after Seller becomes aware of such change.

9. (a) Seller shall deliver to Buyer all of the Securities proposed to be purchased hereunder, and, if necessary, a complete set of all transfer documents in form sufficient to allow transfer and registration of such Purchased Security to Buyer no later than the proposed Purchase Date for the relevant Security. Seller shall deliver to Buyer the related Prospectus or Private Placement Memorandum and such other documentation as Buyer shall request no later than two (2) Business Days prior to the proposed Purchase Date for the relevant Security.

     (b) If an issuer (in the case of physical Purchased Securities) and/or Depository Trust Company (in the case of book entry Purchased Securities) fails or refuses to transfer or register the Purchased Securities into the name of Buyer, (i) Buyer shall have the right to cancel any CMBS Transaction with respect to such Purchased Securities and (ii) Seller agrees to pay to Buyer within five Business Days of notice (which date shall constitute a Repurchase Date) any Purchase Price paid by Buyer plus any accrued Price Differential plus any actual costs, losses, damages or fees incurred in connection with any hedge entered into or unwound by Buyer as a result of such cancellation.

10. Seller shall provide to Buyer (a) any reports or other written information that Seller provides to its shareholders relating to the Purchased Securities within two (2) Business Days of delivery thereof by Seller and
     (b) any material written information received by Seller from the trustee or the master servicer for any issuer of Purchased Securities, including, without limitation, watch lists and borrower or periodic summary property financial reports but excluding (i) any periodic bond remittance reports that are otherwise available to Buyer directly from the applicable trustee and (ii) any loan files corresponding to loans that have been transferred from the applicable master servicer to the applicable special servicers, within two (2) Business Days of receipt thereof by Seller (Seller shall make items (b)(i) and (ii) available to Buyer upon Buyer's request). Seller shall notify Buyer of any material information relating to any mortgage loans underlying any Purchased Securities and any material correspondence that Seller receives with respect to any such underlying mortgage loans, including without limitation information that could materially affect the performance or Market Value of any Purchased Security. Seller shall make such notification within three (3) Business Days of Seller's receipt of such information (except in the case of information respecting the timing and amount of receipt of loan payments, Seller shall make such notification no earlier than permitted under the issuing trust's governing documentation). Seller's asset management and credit surveillance staff shall be made reasonably available to Buyer to respond to periodic inquiries from Buyer regarding the status of the Purchased Securities and the status of assets underlying the Purchased Securities.

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11.  Paragraph 11 of the Repurchase Agreement is amended to delete the word "or"
     before (vii) and to add the following after "obligations hereunder" and prior to "(each an "Event of Default")":

     "(viii) Seller fails to make any payment of Price Differential within one Business Days after such payment becomes due, (ix) Seller fails to comply with any other material obligation to Buyer and such failure continues for a period of thirty days after notice thereof is given to Seller by Buyer,
     (x) Seller fails to comply with Paragraph 10 of Annex I-A and such failure continues for a period of five Business Days after notice thereof is given to Seller by Buyer, (xi) Seller (1) defaults under one or more agreements or instruments relating to a Specified Transaction with an aggregate notional or principal amount of not less than the Threshold Amount (the "Threshold Amount", being equivalent herein to $5,000,000) and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due with an aggregate notional or principal amount of not less than the Threshold Amount on the last payment, delivery or exchange date of, or on early termination of, a Specified Transaction (or such default continues for at least three Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, one or more agreements relating to a Specified Transaction with an aggregate notional or principal amount of not less than the Threshold Amount (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf), or (xii) the occurrence of any event which would be an Event of Default under Paragraph 11(xi)(1),(2), or (3) except for the fact that the Threshold Amount is not satisfied, which event is not cured to Buyer's reasonable satisfaction within thirty (30) days after the occurrence of any such event; provided, however, that this Paragraph 11(xii) shall not apply to Specified Transactions with an aggregate notional or principal amount equal to or less than $1,000,000. "Specified Transaction" shall mean (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Seller and any financial institution which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) all other financial transactions and financial agreements entered into between Seller and any financial institution, including, without limitation, futures, stock lending agreements, repurchase agreements and reverse repurchase agreements, loans of any kind, purchases and sales of equity and debt securities of any kind, including mortgages, whether or not on margin, and (c) any combination of these transactions."

     Upon the occurrence of any Event of Default or any event which with the passage of time or delivery of notice would become an Event of Default under the Agreement, of which the defaulting party is aware, the defaulting party shall give immediate notice thereof to

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     the nondefaulting party; provided, however, that the failure to give such notice which is not intentional or willful on the part of the defaulting party shall not constitute an Event of Default.

     The first sentence of Paragraph 11(d) is amended to delete the words "without prior notice to the defaulting party" and to add in replacement thereof: "upon delivery of notice to the defaulting party".

12. Buyer's sole recourse under this Agreement shall be to the Purchased Securities, all Purchased Securities under all Transactions under the Repurchase Agreement, any and all of Seller's right, title and interest in this Agreement, the CMBS Transactions under this Agreement, all Transactions under the Repurchase Agreement, all payments and performance due under this Agreement and the Repurchase Agreement and all other property held by or for Seller (or any affiliate of Seller which has delivered Contiguous Affirmative Control to Buyer with respect to a Related Purchased Security under any Transaction under the Repurchase Agreement and, as to such affiliate, only with respect to a breach of any agreement regarding the delivery of such Contiguous Affirmative Control) at or by the Buyer or any agent thereof, and Buyer shall have no recourse to any other assets or revenues of Seller or any of its affiliates, except that the foregoing does not apply to damages sustained by Buyer if Seller or any affiliate of Seller has committed fraud, was grossly negligent, willfully impaired Buyer's ability to exercise any rights or remedies under this Agreement, acted in bad faith or willfully failed to provide Buyer with any material information required under Paragraph 10 of Annex I-A, in each case with respect to this Agreement, any Purchased Security or any Related Purchased Security; provided, however, that Seller shall have no liability for consequential, incidental, special, exemplary, punitive or similar damages. Notwithstanding the proviso at the end of the preceding sentence, Seller shall be liable for any actual costs, losses, damages and fees incurred in connection with any hedge entered into or unwound by Buyer after an Event of Default by Seller. The provisions of this section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement; (b) affect the validity or enforceability of, or any guaranty made in connection with, this Agreement; (c) impair the rights of Buyer to obtain the appointment of a receiver; (d) constitute a prohibition against Buyer seeking a judgment against Seller in order to commence any action or proceeding in order for Buyer to exercise its remedies against the Purchased Security, cash or property described in the first sentence of this paragraph or any payments or performance due under this Agreement; or (e) constitute a waiver of the right of Buyer to enforce the liability and obligation of Seller, by money judgment or otherwise, to the extent of any actual loss, damage, cost, expense, liability, claim or other obligation of Buyer (including attorneys' fees and costs reasonably incurred) not incurred in connection with this Agreement or related to any Transaction hereunder.

13. Seller's obligations under the Agreement consist of a single obligation, notwithstanding that the CMBS Transactions are margined on a Transaction-by-Transaction basis. Upon an Event of Default, all Purchased Securities, all cash and other property held pursuant to the Repurchase Agreement (including but not limited to all principal and interest payments received by Buyer as the owner of the Purchased Securities under all

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     Transactions under the Repurchase Agreement), and all payments and performance due under the Repurchase Agreement may be utilized by Buyer to satisfy Seller's obligations under the Agreement. Notwithstanding anything to the contrary herein, Seller and Buyer agree that the calculation of the Buyer's Margin Ratio, the Margin Deficit Amount and the Margin Excess Amount and the obligation of Seller to eliminate the Margin Deficit Amount shall be determined only with regard to Transactions under the applicable Terms Annex and not with regard to Transactions or Purchased Securities under any other Terms Annex.

14. Notwithstanding anything to the contrary in the Agreement, Buyer shall not be deemed to have waived any right which it may have or be deemed to have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount due and owing under the provisions of the Agreement.

15. If the Amount of Transactions with respect to a Terms Annex exceed the Maximum Amount at any time, Seller shall repurchase sufficient Purchased Securities to reduce the Amount of Transactions to not greater than the Maximum Amount not later than the first Business Day after notice from the Buyer (which date shall constitute a Repurchase Date with respect to the Purchased Securities to be repurchased hereunder and for the purpose of
     Section 11(ii) of the Repurchase Agreement).

16. At all times the pool of mortgage loans relating to the Purchased Securities shall be qualified as a REMIC. If at any time any pool of mortgage loans relating to a Purchased Security is not qualified as a REMIC, then the Market Value of such Purchased Security shall be deemed to be zero.

17. Each party to the Agreement shall bear its own costs and expenses in connection with the negotiation and documentation of the Agreement; provided, however, that Seller shall pay the actual legal fees and expenses of outside counsel to Buyer in connection with Terms Annexes 2002-A and 2002-B up to a maximum of $50,000.

18. Each confirmation for a Transaction shall identify the applicable Terms Annex to which such confirmation relates. Buyer shall provide Seller with a written confirmation for each Transaction within five (5) Business Days of the Purchase Date. Seller may dispute the terms of any such confirmation by providing a notice of dispute to Buyer within a reasonable period of time not to exceed three (3) Business Days thereof. If no notice of dispute is delivered within three (3) Business Days, the confirmation shall be binding upon the parties hereto. If a notice of dispute is delivered within three
     (3) Business Days, then the parties hereto agree to use good faith efforts to resolve any disputes within two (2) Business Days of such notice; provided however, that the parties shall remain obligated under the terms of the confirmation. If the parties cannot resolve any such disputes within two (2) Business Days, Buyer's reasonable good faith determination shall be final.

19. The Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements, understandings,

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     negotiations and discussions between the parties hereto, whether verbal or written, with respect to such subject matter.

LIQUID FUNDING, LTD.                 LNR CMBS HOLDINGS CORP.

BY: _______________________________  BY: _______________________________
   Name: __________________________     Name: __________________________
   Title: _________________________     Title: _________________________

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